As filed with the Securities and Exchange Commission on October 31, 2003

Registration No. 333-108097

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

REGISTRATION STATEMENT

Under Schedule B

of

THE SECURITIES ACT OF 1933

The State Treasury of the Republic of Poland

(Name of Registrant)

CT Corporation System

111 Eighth Avenue

New York, NY 10011

(Name and address of authorized agent in the United States)

It is requested that copies of notices and communications

from the Securities and Exchange Commission be sent to:

Francis Fitzherbert-Brockholes, Esq.

White & Case LLP

7-11 Moorgate

London EC2R 6HH

England

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

The securities covered by this Registration Statement are to be offered on a delayed or continuous basis pursuant to Releases Nos. 33-6240 and 33-6424 under the Securities Act of 1933.

Pursuant to the provisions of Rule 429 under the Securities Act of 1933, the Prospectus contained herein also relates to debt securities having an aggregate principal amount of $600,000,000 or the equivalent thereof in one or more other currencies or currency units, registered under the Registrant’s Registration Statement No. 333-89650 under Schedule B and not previously sold in the United States.

EXPLANATORY NOTE

This Post-Effecive Amendment to the registrant’s Registration Statement on Schedule B (File No. 333-108097), declared effective by the Securities and Exchange Commission on August 27, 2003, is being filed solely to file the new or amended Exhibit (5)(A) and Exhibit (5)(B) indicated in the Contents of the Registration Statement section of Part II. No change is made to Part I of the Registration Statement or any other section of Part II of the Registration Statement.

PART II

CONTENTS OF POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT

The Registration Statement consists of:

(1)	Facing sheet.

(2)	Cross Reference sheet.

(3)	Part I consisting of the Prospectus.

(4)	Part II consisting of pages numbered II-1 through II-4.

(5)	The following exhibits:

(A)	Fiscal Agency Agreement dated October 29, 2003 among the State Treasury of the Republic of Poland, represented by the Minister of Finance, Citibank N.A., London, and Dexia Banque Internationale à Luxembourg, société anonyme.

(B)	Form of Note (attached to the Fiscal Agency Agreement under (A) above).

(C)	Form of proposed Underwriting Agreement.*

(6)	Opinion of the Director of the Legal Department, Ministry of Finance, Poland as to the legality of the Securities.**

(7)	Opinions of White & Case LLP, London, U.S. counsel, and White & Case W. Daniłowicz, W. Jurcewicz i Wspólnicy–Kancelaria Prawna Spółka Komandytowa, Polish counsel, to Poland as to the legality of the Securities.**

(8)	The consent of the Director of the Legal Department, Ministry of Finance, Poland (included in (6)).**

(9)	The consents of White & Case LLP and White & Case W. Daniłowicz, W. Jurcewicz i Wspólnicy–Kancelaria Prawna Spółka Komandytowa (included in (7)).**

(10)	The consent of Mr. Ryszard Michalski, Undersecretary of State in the Ministry of Finance, Poland.**

*	Filed as an exhibit to Registration Statement No. 333-89650 and incorporated by reference herein and made part of this Registration Statement.
**	Previously filed as an exhibit to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of Warsaw on October 31, 2003.

THE STATE TREASURY OF THE REPUBLIC OF POLAND, represented by the Minister of Finance

By:	/s/ Ryszard Michalski
	Name:	Ryszard Michalski
	Title:	Undersecretary of State in the Ministry of Finance, Poland

EXHIBIT INDEX

Exhibit Number		Description	Page No.
(5)	A

—Fiscal Agency Agreement dated October 29, 2003 among the State Treasury of the Republic of Poland, represented by the Minister of Finance, Citibank N.A., London, and Dexia Banque Internationale à Luxembourg, société anonyme.

	B	—Form of Note (attached to the Fiscal Agency Agreement under A above)
	C	—Form of Underwriting Agreement*
(6)		—Opinion of the Director of the Legal Department, Ministry of Finance, Poland**
(7)

—Opinion of White & Case, London, U.S. counsel, and White & Case W. Daniłowicz, W. Jurcewicz i Wspólnicy -Kancelaria Prawna Spółka Komandytowa, Polish counsel, to Poland as to the legality of the Notes**

(8)		—The consent of the Director of the Legal Department, Ministry of Finance, Poland**
(9)		—The consents of White & Case LLP and White & Case W. Daniłowicz, W. Jurcewicz i Wspólnicy -Kancelaria Prawna Spółka Komandytowa**
(10)		—Consent of Ryszard Michalski, Undersecretary of State in the Ministry of Finance, Poland**

*	Filed as an exhibit to Registration Statement No. 333-89650 and incorporated by reference herein and made part of this Registration Statement.
**	Previously filed as an exhibit to this Registration Statement.